 EXHIBIT 10.17

BioRestorative Therapies, Inc.

555 Heritage Drive

Jupiter, Florida 33458

February 10, 2012

Ms. Mandy Clark

c/o BioRestorative Therapies, Inc.

555 Heritage Drive

Jupiter, Florida 33458

Dear Ms. Clark:

Reference is made to that certain Employment Agreement, dated as of December 1, 2010, between BioRestorative Therapies, Inc. (formerly known as Stem Cell Assurance, Inc.) and Mandy Clark (the “Employment Agreement”).

The parties hereby agree that, effective as of January 1, 2012, the “Per Annum Salary” in Schedule A of the Employment Agreement is amended to read as follows:

“Per Annum Salary: $100,000”

Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.

Very truly yours,

BioRestorative Therapies, Inc.

By:
Mark Weinreb, Chief Executive Officer

Agreed:

Mandy Clark